Exhibit 99.1

Independent Auditor's Report

To the Board of Directors

Twin Disc, Incorporated

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Veth Propulsion Holding B.V. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2017, the related consolidated statements of operations, changes in business equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Veth Propulsion Holding B.V. and its subsidiaries as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Milwaukee, Wisconsin

August 29, 2018

VETH PROPULSION HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2017

(In thousand euros)

ASSETS
Current assets:
Cash and cash equivalents	€308
Accounts receivable, net	8,357
Inventories	16,476
Total current assets	25,141

Property, plant and equipment, net	1,215
Other assets	863

Total assets	€27,219

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and customer deposits	€13,228
Accrued liabilities	675
Total current liabilities	13,903

Business equity	13,316

Total liabilities and equity	€27,219

See accompanying notes to the consolidated financial statements.

VETH PROPULSION HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2017

(In thousand euros)

Net sales	€43,194
Cost of goods sold	30,629
Gross profit	12,565
as a % of net sales	29.1%

Marketing, engineering and administrative expenses	8,109

Income from operations	4,456
as a % of net sales	10.3%

Other income (expense):	37

Income before income taxes	4,493

Income tax expense	753
effective income tax rate	16.8%

Net income	€3,740

See accompanying notes to the consolidated financial statements.

VETH PROPULSION HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2017

(In thousand euros)

Cash flows from operating activities:
Net income	€3,740
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	473
Changes in operating assets and liabilities
Trade accounts receivable	(1,482)
Inventories	(2,729)
Other assets	(28)
Accounts payable	1,751
Accrued liabilities	(58)

Net cash provided by operating activities	1,667

Cash flows from investing activities:
Capital expenditures, net	(173)

Net cash used by investing activities	(173)

Cash flows from financing activities:
Net transfers to previous parent	(1,767)

Net cash used by financing activities	(1,767)

Net change in cash	(273)

Cash, beginning of year	581

Cash, end of year	€308

Supplemental cash flow information:
Cash paid during the year for:
Interest	€-
Income taxes	€409

See accompanying notes to the consolidated financial statements.

VETH PROPULSION HOLDING B.V. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF BUSINESS EQUITY

December 31, 2017

(In thousand euros)

Balance as of January 1, 2017	€11,343
Net income	3,740
Net transfers to previous parent	(1,767)
Balance as of December 31, 2017	€13,316

See accompanying notes to the consolidated financial statements.

VETH PROPULSION HOLDING B.V. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(AMOUNTS IN THOUSAND EUROS)

A. BACKGROUND AND BASIS OF PRESENTATION

On July 2, 2018, Twin Disc, Incorporated (“Twin Disc” or the “Company”) acquired all of the outstanding common stock of Veth Propulsion Holding B.V. and its wholly-owned subsidiaries, Exploitatiemaatschappij Veth B.V., Veth Diesel B.V., Veth Electra B.V., Veth Propulsion B.V. and Veth Thrusters B.V. (“Veth Subsidiaries”, and together with Veth Propulsion Holding B.V., “Veth Propulsion”).

Veth Propulsion Holding B.V. was incorporated on June 12, 2018 to facilitate its acquisition by Twin Disc NL Holding, B.V., a wholly-owned Twin Disc subsidiary. Prior to the creation of Veth Propulsion Holding B.V., the Veth Subsidiaries operated under a privately held Dutch parent company.

Veth Propulsion is a global manufacturer of highly-engineered auxiliary propulsions and propulsion machinery for maritime vessels, including rudder propellers, bow thrusters, and generator sets based in the Netherlands. It primarily sells direct to the shipbuilder through a direct sales force that focuses on custom solutions and applications. It is also engaged in engine service and repair, and is a global supplier of main and auxiliary marine propulsion products.

The accompanying consolidated financial statements pertain to the historical operations and financial condition of the Veth Subsidiaries prior to the Twin Disc acquisition and were prepared in accordance with U.S. GAAP and for the purpose of complying with financial information required by the U.S. Securities and Exchange Commission (“SEC”). All significant intercompany transactions have been eliminated.

Because Veth Propulsion was not a legal entity prior to its incorporation on June 12, 2018, the business equity balances presented herein represent the net assets of the acquired business and are not historical balances of the stockholders’ equity of the Veth Subsidiaries under direct ownership by the previous parent company.

B. SIGNIFICANT ACCOUNTING POLICIES

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Foreign Currency Transactions

The functional currency of Veth Propulsion is the euro. Accordingly, the accompanying financial statements were prepared in euros. Gains and losses from foreign currency transactions are included in net income.

Cash

All highly liquid investments with original maturities of three months or less are considered to be cash equivalent.

Accounts Receivable

These represent trade accounts receivable and are stated net of an allowance for doubtful accounts. An allowance for doubtful accounts for certain customers where a risk of default has been specifically identified is recorded, as well as provisions determined on a general basis when it is believed that some default is probable and estimable.

Inventories

Inventories are valued at the lower of cost or net realizable value. Management specifically identifies obsolete products and analyzes historical usage, forecasted production based on future orders, demand forecasts, and economic trends, among others, when evaluating the adequacy of the reserve for excess and obsolete inventory.

Property, Plant and Equipment and Depreciation

Assets are stated at cost. Expenditures for maintenance, repairs and minor renewals are charged against earnings as incurred. Expenditures for major renewals and betterments are capitalized and depreciated. Depreciation is provided on the straight-line method over the estimated useful lives of the assets.

Income Taxes

Veth Propulsion recognizes deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which temporary differences are expected to reverse. Valuation allowances are provided for deferred tax assets where it is considered more likely than not that the benefit of such assets will not be realized. Management evaluates its uncertain tax positions as new information becomes available. Tax benefits are recognized to the extent a position is more likely than not to be sustained upon examination by the taxing authority.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheet for cash, accounts receivable, notes receivable (included in other assets) and accounts payable approximate fair value primarily because of the short-term maturity of these financial instruments. If measured at fair value, cash would be classified as Level 1 and all other items listed above would be classified as Level 2 in the fair value hierarchy.

Revenue Recognition

Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred and ownership has transferred to the customer; the price to the customer is fixed or determinable; and collectibility is reasonably assured. Revenue is recognized at the time product is delivered to the customer, net of discounts and indirect taxes such as the Value Added Tax (“VAT”). Management has performed an assessment of the impact of ASC 606, Revenue from Contracts with Customers on its financial reporting. It does not anticipate that there will be a significant impact to its financial statements. It plans to adopt the new guidance in July 2018, the first period it is required to be in compliance.

Leases

Management has performed an assessment of the impact of the new leasing guidance under ASU 2016-02 on its financial reporting. It plans to adopt the new guidance in July 2018, and anticipates recording a right of use asset and corresponding liability in the approximate amount of €8,000 – €10,000.

Subsequent Event

Veth Propulsion’s policy is to evaluate subsequent events through the date the financial statements are available to be issued. Accordingly, management has evaluated subsequent events through August 29, 2018. These financial statements include relevant disclosures relating to the acquisition of Veth Propulsion by Twin Disc on July 2, 2018.

C. INVENTORIES

The major classes of inventories were as follows:

Raw materials	€12,190
Work in progress projects	5,979
Reserve for obsolete and slow-moving inventories	(1,693)
€16,476

Work in progress projects pertain to custom designed projects commissioned by third party customers. They are carried at the accumulated actual costs, including raw materials, labor, and outsourced services, incurred to date. If accumulated costs exceed the revenue expected to be collected, an allowance for losses is accrued.

Veth Propulsion’s policy is to collect customer deposits upon acceptance of custom projects. These deposits are included in accounts payable and customer deposits in the accompanying balance sheet.

D. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment were as follows:

Machinery and equipment	€2,030
Vehicles	1,092
Computer equipment, furniture and fixtures	891
Other	302
Total	€4,315
Accumulated depreciation	(3,100)
€1,215

Depreciation expense for the year was €473 and is included in marketing, engineering, and administrative expense.

E. OTHER ASSETS

This pertains to interest-bearing notes receivable from certain customers, some of which are covered by guarantees from a bank, with maturities ranging from 1 to 4 years, and interest rates ranging from 2% to 4%.

F. WARRANTY

Veth Propulsion products generally carry a one-year warranty against defective materials and/or workmanship. The warranty reserve is established based on management’s best estimate of the amounts necessary to settle future and existing claims on products sold as of the balance sheet date. When evaluating the adequacy of the reserve for warranty costs, management takes into consideration the term of the warranty coverage, historical claim rates and costs of repair, knowledge of the type and volume of new products and economic trends.

Warranty account movements are as follows:

Accrued warranty, beginning of the period	€417
Provisions during the year	344
Claims	(333)
Accrued warranty, end of the period	€428

G. PENSION AND BENEFIT PLANS

Multi-employer plan

Veth Propulsion employees in the Netherlands (approximately 150) participate in a multi-employer union plan, “Pensioenfonds Metaal & Techniek”, (“PMT”) determined in accordance with the collective bargaining agreements effective for the industry in which Veth Propulsion operates. This collective bargaining agreement expires on May 31, 2019 subject to modifications and automatic renewal provisions. This multi-employer union plan covers approximately 33,500 employers and approximately 378,000 contributing members. Veth Propulsion’s contribution to the multi-employer union plan is less than 5% of the total contribution to the plan as per the annual report for the year ended December 31, 2017. The plan monitors its risks on a global basis, not by company or employee, and is subject to regulation by Dutch governmental authorities. By law (the Dutch Pension Act), a multi-employer union plan must be monitored against specific criteria, including the coverage ratio of the plan assets to its obligations. This coverage ratio must exceed 104.3% for the total plan. Every company participating in a Dutch multi-employer union plan contributes a premium calculated as a percentage of its total pensionable salaries, with each company subject to the same percentage contribution rate. The premium can fluctuate yearly based on the coverage ratio of the multi-employer union plan. The pension rights of each employee are based upon the employee’s average salary during employment.

The coverage ratio of the multi-employer union plan increased to 102.2% as of December 31, 2017 (compared to 97.2% as of December 31, 2016). Because of the low coverage ratio PMT prepared and executed a “Recovery Plan” which was approved by De Nederlandsche Bank, the Dutch central bank, which is the supervisor of all pension companies in the Netherlands. The pension premium percentage is 23.0% in 2017 (23.5% in 2016). The coverage ratio is calculated by dividing the plan assets by the total sum of pension liabilities and is based on actual market interest.

Veth Propulsion accounts for the multi-employer plan as if it were a defined contribution plan. As the manager of the plan, PMT stated that its internal administrative systems do not enable PMT to provide its members with the required company-specific information in order to account for the plan as a defined benefit plan. Veth Propulsion’s net periodic pension cost for the multi-employer plan for any period is equal to the required contribution for that period. The amount contributed in 2017 was €1,405.

A contingent liability may arise from, for example, possible actuarial losses relating to other participating companies because each company that participates in a multi-employer plan shares in the actuarial risks of other participating companies or any responsibility under the terms of a plan to finance any shortfall in the plan if other companies cease to participate. If Veth Propulsion chooses to stop participating in the multi-employer plan, it may be required to pay a withdrawal liability.

Jubilee fund

Veth Propulsion maintains a jubilee fund, which is a fund established to pay benefits when employees reach applicable jubilee or service milestones. The fund is determined based on a probability of qualified employees reaching anniversary milestones. The fund balance as of December 31, 2017 was €247.

H. LINES OF CREDIT

The Veth Subsidiaries, as part of a group of companies under its predecessor Dutch parent, have unused credit facilities, including letters of credit guarantees to its suppliers, of approximately €1,733 at December 31, 2017, at interest rates determined by the three-month Euribor rate plus 130 basis points. These facilities expired at the date of the acquisition.

I. LEASE COMMITMENTS

Veth Propulsion leased its office and warehouse space from an affiliate related through prior ownership. During the 2017 calendar year, rent expense was €1,584. On July 1, 2018, as part of the acquisition by Twin Disc, it entered into a new lease agreement, covering the same premises with the same party, for a period of 15 years. Under this agreement, the initial annual lease payment is for 1 million euros, and subsequently adjusted annually for potential increases based on the published consumer price index. Excluding the impact of this potential inflation-indexed rent increase, Veth Propulsion’s lease commitments are as follows:

2018	€1,000
2019	1,000
2020	1,000
2021	1,000
2022	1,000
Thereafter	10,000
Total	€15,000